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                                                                      Plexus S-8
                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 26, 2000, except for certain information in Note 6 for which the date is November 7, 2000, relating to the consolidated financial statements and the financial statement schedules of Plexus Corp., which appears in Plexus Corp.'s Annual Report on Form 10-K for the year ended September 30, 2000.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
June 11, 2001